Exhibit 99.1

Catalyst Pharmaceuticals Reports Record Second Quarter and First Half 2025 Financial Results; Provides Business Update

Achieved Record Q2 2025 Total Revenues of $146.6 Million, an Increase of 19.4% YoY, Marking Another Quarter of Consecutive Growth

Reported Record First Half 2025 Total Revenues of $288.0 Million, an Increase of 30.2% Over Prior Year

Reaffirms Full-Year 2025 Total Revenue Guidance of $545 Million to $565 Million, Reflecting Broad-Based Growth and Sustained Demand

FIRDAPSE® Q2 2025 Net Product Revenue of $84.8 Million, Up 9.7% YoY; First Half 2025 Net Product Revenue of $168.6 Million, a 16.9% Increase Over Prior Year, Underscoring Sustained Momentum and Confidence in Long-Term Growth

AGAMREE® Q2 2025 Net Product Revenue of $27.4 Million, Up 212.9% YoY; First Half 2025 Net Product Revenue of $49.4 Million, a 398.0% Increase Over Prior Year, Highlighting Continued Product Momentum

FYCOMPA® Q2 2025 Net Product Revenue of $34.3 Million; Slight Decrease YoY Due to Generic Entry Following Loss of Exclusivity

Strong Cash Position of $652.8 Million and No Funded Debt at the End of Q2 2025

Conference Call and Webcast to be Held on August 7, 2025, at 8:30 AM ET

CORAL GABLES, Fla., - Aug. 06, 2025 - Catalyst Pharmaceuticals, Inc. (“Catalyst” or “Company”) (Nasdaq: CPRX), today reported record financial results for the second quarter and first half of 2025, and provided a business update.

“Catalyst’s record performance reflects disciplined execution and sustained demand across our portfolio, highlighting the meaningful impact our therapies have for patients,” said Richard J. Daly, president and chief executive officer of Catalyst. “With portfolio momentum, focused execution, and a disciplined approach to growth, we are well-positioned to achieve our 2025 guidance and remain confident in our ability to deliver value for patients, providers, and our stakeholders.”

As expected, second-quarter results reflect a one-time timing anomaly stemming from last year’s industry-wide Change Health insurance claims processing disruption, which resulted in an increase in claims adjudications in Q2 2024. The underlying demand for FIRDAPSE remains strong despite this temporary impact. In the first half of 2025, FIRDAPSE net revenues grew 16.9% over the same period in 2024, demonstrating the strength and resilience of our business. FIRDAPSE remains firmly on its multi-quarter growth trajectory.

AGAMREE extended its momentum with robust triple-digit growth of 212.9% over the second quarter 2024 and 398.0% for the first half of 2025, achieving record revenue driven by accelerating physician adoption and continued uptake following its mid-March 2024 launch. FYCOMPA also delivered a strong revenue contribution and demonstrated durability following first approval of a generic version of the tablets in late May.

Financial Highlights

For the Three Months Ended June 30,	2025	2024	% Change
(In thousands, except per share data)
Product Revenue, Net	$146,540	$122,653	19.5%
FIRDAPSE Product Revenue, Net	$84,845	$77,372	9.7%
AGAMREE Product Revenue, Net	$27,363	$8,746	212.9%
FYCOMPA Product Revenue, Net	$34,332	$36,535	(6.0%)

GAAP Net Income	$52,108	$40,794	27.7%
Non-GAAP Net Income*	$86,350	$69,631	24.0%

GAAP Net Income Per Share – Basic	$0.43	$0.35	22.9%
Non-GAAP Net Income Per Share – Basic*	$0.71	$0.59	20.3%

GAAP Net Income Per Share – Diluted	$0.41	$0.33	24.2%
Non-GAAP Net Income Per Share – Diluted*	$0.68	$0.56	21.4%

As of June 30, 2025, and December 31, 2024 (In thousands)
Cash and Cash Equivalents	$652,800	$517,553	26.1%

*

Statements made in this press release include non-GAAP financial measures. Such information is provided as additional information and not as an alternative to Catalyst’s financial statements presented in accordance with U.S. generally accepted accounting principles (“GAAP”). These non-GAAP financial measures are intended to enhance an overall understanding of Catalyst’s current financial performance. Catalyst believes that the non-GAAP financial measures presented in this press release provide investors and prospective investors with an alternative method for assessing Catalyst’s operating results in a manner that Catalyst believes is focused on the performance of ongoing operations and provides a more consistent basis for comparison between periods. Non-GAAP financial measures should not be considered in isolation or as a substitute for comparable GAAP accounting. Further, non-GAAP measures of net income used by Catalyst may be different from and not directly comparable to similarly titled measures used by other companies.

Second Quarter and First Half 2025 Financial Highlights

The Company delivered another record performance in the second quarter and the first half of 2025, driven by disciplined commercial execution, sustained portfolio demand, and the ongoing strength of the Company’s long-term growth strategy.

•

Total Q2 2025 net product revenue was $146.5 million, a 19.5% increase year-over-year, driven by growth across the portfolio and continued market demand. First-half 2025 total net product revenue was $287.9 million, representing a 30.2% increase year-over-year.

•

FIRDAPSE Q2 2025 net product revenue was $84.8 million, a 9.7% increase year-over-year. The results reflect a one-time anomaly related to insurance processing delays in Q1 2024, which resulted in a slight increase in claims processing in Q2 2024. First-half 2025 net product revenue for FIRDAPSE was $168.6 million, representing a 16.9% increase year-over-year.

•

AGAMREE Q2 2025 net product revenue was $27.4 million, up 212.9% year-over-year, achieving consistent strong quarterly growth since its mid-March 2024 launch. First-half 2025 net product revenue for AGAMREE was $49.4 million, representing a 398.0% increase year-over-year.

•

FYCOMPA Q2 2025 net product revenue was $34.3 million, a 6.0% decrease year-over-year, reflecting continued commercial durability following first approval of a generic version of the tablet form in late May. Oral suspension exclusivity remains in place through mid-December 2025. Generic competition is expected to impact net revenue going forward. FYCOMPA’s net product revenue for the first half of 2025 was $70.0 million, representing a 4.5% increase year-over-year.

Business Highlights

The Company continued to advance its strategic priorities, demonstrated by strong commercial execution and continued progress across key growth initiatives.

•

Earlier today, Catalyst announced that the National Comprehensive Cancer Network® (NCCN) published updated guidelines including VGCC antibody testing for cancer-associated Lambert-Eaton myasthenic syndrome (LEMS) and use of amifampridine (FIRDAPSE) in its treatment, marking a key milestone that we believe will broaden clinical awareness, enhance diagnostic rates, and drive treatment of cancer-associated LEMS in oncology care.[1]

•	On August 4, 2025, Catalyst announced the appointment of Daniel J. Curran, MD, to its Board of Directors.

•

On June 30, 2025, Catalyst published its 2024 ESG Report, highlighting the Company’s practices, policies, and performance on key environmental, social, and governance (ESG) priorities during fiscal year 2024.

•

As of June 30, 2025, the SUMMIT study had expanded to a total of 19 clinical sites to support ongoing clinical progress and the generation of long-term, real-world evidence to demonstrate AGAMREE’s potential benefits over other Duchenne muscular dystrophy (DMD) treatments, such as in the areas of stature, bone health, and cardiovascular health.

•	On June 2, 2025, Catalyst announced the appointment of William T. Andrews, MD, FACP, as Chief Medical Officer, further strengthening its medical and clinical leadership.

•

On May 23, 2025, exclusivity protection for FYCOMPA tablets expired, with exclusivity covering the oral suspension set to expire on December 15, 2025. The first entry of a generic version of the tablet form has begun to impact the product’s net revenue and is reflected in the full-year 2025 outlook.

•

On April 1, 2025, Catalyst successfully completed a strategic realignment of its commercial teams supporting FIRDAPSE and AGAMREE, aligning resources in an effort to drive scalable growth and strengthen execution across both brands.

[1]

NCCN makes no warranties of any kind whatsoever regarding their content, use or application and disclaims any responsibility for their application or use in any way. To learn more about NCCN go to https://www.nccn.org/home/about.

Second Quarter 2025 and First Half 2025 Financial Results

Cost of Sales: Cost of sales was $20.6 million in Q2 2025, compared to $15.4 million in Q2 2024, representing an increase of approximately 33.8%, primarily due to higher product sales volumes. For the first half of 2025, cost of sales totaled $38.5 million, compared to $27.9 million in the first half of 2024, an increase of approximately 38.0%. As previously disclosed, royalty percentages and sales-based milestone obligations related to AGAMREE will increase as net sales grow on an annual basis with the first tier of increases occurring at $100 million of net product revenue. FYCOMPA royalties to the licensor will commence after the loss of patent protection, with tiered rates based on annual net sales and timing of generic entry.

Research and Development (R&D) Expenses: R&D expenses were $4.4 million in Q2 2025, compared to $3.0 million in Q2 2024, representing an increase of approximately 46.0%. For the first half of 2025, R&D expenses totaled $8.2 million, compared to $5.6 million in the first half of 2024, an increase of approximately 48.1%.

Selling, General, and Administrative (SG&A) Expenses: SG&A expenses were $45.9 million in Q2 2025, compared to $40.7 million in Q2 2024, an increase of approximately 12.8%. For the first half of 2025, SG&A expenses totaled $92.9 million, compared to $87.7 million in the same period of 2024, representing an increase of approximately 5.9%.

Amortization of Intangible Assets: Amortization expense was $9.3 million in both Q2 2025 and 2024. For the first half of both 2025 and 2024, amortization expense totaled $18.7 million.

Operating Income: Operating income was $66.3 million in Q2 2025, compared to $54.2 million in Q2 2024, an increase of approximately 22.2%. For the first half of 2025, operating income totaled $129.7 million, compared to $81.4 million in the first half of 2024, an increase of approximately 59.3%.

GAAP Net Income: GAAP net income for Q2 2025 was $52.1 million ($0.43 per basic share and $0.41 per diluted share), compared to $40.8 million ($0.35 per basic share and $0.33 per diluted share) in Q2 2024, an increase of approximately 27.7%. For the first half of 2025, GAAP net income was $108.8 million ($0.89 per basic share and $0.86 per diluted share), compared to $64.1 million ($0.55 per basic share and $0.52 per diluted share) in the same period of 2024, an increase of approximately 69.9%.

Non-GAAP Net Income: Non-GAAP net income for Q2 2025 was $86.4 million ($0.71 per basic share and $0.68 per diluted share), compared to $69.6 million ($0.59 per basic share and $0.56 per diluted share) in Q2 2024, representing an increase of approximately 24.0%. For the first half of 2025, non-GAAP net income totaled $172.9 million ($1.42 per basic share and $1.36 per diluted share), compared to $116.4 million ($0.99 per basic share and $0.94 per diluted share) in the first half of 2024, an increase of approximately 48.6%.

Non-GAAP net income for all periods excludes stock-based compensation, depreciation, amortization of intangible assets, and the income tax provision.

Cash and cash equivalents: Cash and cash equivalents were $652.8 million as of June 30, 2025.

More detailed financial information and analysis of our financial condition and results of operations can be found in our Form 10-Q for the second quarter of 2025, which was filed with the U.S. Securities and Exchange Commission on August 6, 2025.

Conference Call & Webcast Details

Date:	August 7, 2025
Time:	8:30 AM ET
US/Canada Dial-in Number:	(877) 407-8912
International Dial-in Number:	(201) 689-8059

The webcast will be accessible under the Investors section on the Company’s website at www.catalystpharma.com. A webcast replay will be available on Catalyst’s website for at least 30 days following the date of the event.

About Catalyst Pharmaceuticals

Catalyst Pharmaceuticals, Inc. (Nasdaq: CPRX), is a biopharmaceutical company committed to improving the lives of patients with rare diseases. With a proven track record of bringing life-changing treatments to the market, we focus on in-licensing, commercializing, and developing innovative therapies. Guided by our deep commitment to patient care, we prioritize accessibility, ensuring patients receive the care they need through a comprehensive suite of support services designed to provide seamless access and ongoing assistance. Catalyst maintains a well-established U.S. presence, which remains the cornerstone of our commercial strategy, while continuously evaluating strategic opportunities to expand our global footprint. Catalyst, headquartered in Coral Gables, Fla., was recognized on the Forbes 2025 list as one of America’s Most Successful Mid-Cap Companies and on the 2024 Deloitte Technology Fast 500™ list as one of North America’s Fastest-Growing Companies.

For more information, please visit Catalyst’s website at www.catalystpharma.com.

Forward-Looking Statements

This press release contains forward-looking statements, as that term is defined in the Private Securities Litigation Reform Act of 1995. Forward-looking statements involve known and unknown risks and uncertainties, which may cause Catalyst’s actual results in future periods to differ materially from forecasted results. A number of factors, including (i) whether Catalyst’s revenue forecasts for 2025 that are included in this press release will prove to be accurate, (ii) whether Catalyst will continue to be profitable and cash flow positive in 2025 and beyond, (iii) whether Catalyst will complete any acquisitions of additional products, and the timing of any such acquisitions, (iv) the impact of the pending Paragraph IV litigation relating to FIRDAPSE if the results of these litigation matters are adverse, and (v) those factors described in Catalyst’s Annual Report on Form 10-K for the 2024 fiscal year, Catalyst’s Quarterly Report on Form 10-Q for the second quarter of 2025, and its subsequent filings with the U.S. Securities and Exchange Commission (“SEC”), could adversely affect Catalyst. Copies of Catalyst’s filings with the SEC are available from the SEC, may be found on Catalyst’s website, or may be obtained upon request from Catalyst. Catalyst does not undertake any obligation to update the information contained herein, which speaks only as of this date.

CATALYST PHARMACEUTICALS, INC.

CONSOLIDATED STATEMENTS OF OPERATIONS (unaudited)

(in thousands, except share and per share data)

	For the Three Months Ended June 30,		For the Six Months Ended June 30,
	2025	2024	2025	2024
Revenues:
Product revenue, net	$146,540	$122,653	$287,940	$221,094
License and other revenue	23	57	44	125

Total revenues	146,563	122,710	287,984	221,219

Operating costs and expenses:
Cost of sales (a)	20,614	15,405	38,525	27,925
Research and development	4,358	2,985	8,245	5,566
Selling, general and administrative (a)	45,949	40,730	92,860	87,668
Amortization of intangible assets	9,344	9,344	18,689	18,688

Total operating costs and expenses	80,265	68,464	158,319	139,847

Operating income	66,298	54,246	129,665	81,372
Other income, net	2,995	1,542	10,914	3,505

Net income before income taxes	69,293	55,788	140,579	84,877
Income tax provision	17,185	14,994	31,734	20,808

Net income	$52,108	$40,794	$108,845	$64,069

Net income per share:
Basic	$0.43	$0.35	$0.89	$0.55

Diluted	$0.41	$0.33	$0.86	$0.52

Weighted average shares outstanding:
Basic	122,163,212	118,180,396	121,819,748	117,493,257

Diluted	127,543,284	124,655,999	127,261,527	124,028,752

(a)	exclusive of amortization of intangible assets

CATALYST PHARMACEUTICALS, INC.

RECONCILIATION OF NON-GAAP METRICS (unaudited)

(in thousands, except share and per share data)

	For the Three Months Ended June 30,		For the Six Months Ended June 30,
	2025	2024	2025	2024
GAAP net income	$52,108	$40,794	$108,845	$64,069
Non-GAAP adjustments:
Stock-based compensation expense	7,597	4,408	13,447	12,656
Depreciation	116	91	231	177
Amortization of intangible assets	9,344	9,344	18,689	18,688
Income tax provision	17,185	14,994	31,734	20,808

Non-GAAP net income	$86,350	$69,631	$172,946	$116,398

Non-GAAP net income per share:
Basic	$0.71	$0.59	$1.42	$0.99

Diluted	$0.68	$0.56	$1.36	$0.94

Weighted average shares outstanding:
Basic	122,163,212	118,180,396	121,819,748	117,493,257

Diluted	127,543,284	124,655,999	127,261,527	124,028,752

CATALYST PHARMACEUTICALS, INC.

CONDENSED CONSOLIDATED BALANCE SHEETS

(in thousands)

	June 30, 2025 (unaudited)	December 31, 2024
Assets
Current Assets:
Cash and cash equivalents	$652,800	$517,553
Accounts receivable, net	65,863	65,476
Inventory, net	18,650	19,541
Prepaid expenses and other current assets	21,426	21,039

Total current assets	758,739	623,609

Operating lease right-of-use asset, net	2,084	2,230
Property and equipment, net	1,149	1,354
License and acquired intangibles, net	137,983	156,672
Deferred tax assets, net	50,704	45,982
Investment in equity securities	21,256	21,564

Total assets	$971,915	$851,411

Liabilities and Stockholders’ Equity
Current Liabilities:
Accounts payable	$5,528	$16,593
Accrued expenses and other liabilities	107,479	104,085

Total current liabilities	113,007	120,678
Operating lease liability, net of current portion	2,572	2,786
Other non-current liabilities	309	315

Total liabilities	115,888	123,779

Total stockholders’ equity	856,027	727,632

Total liabilities and stockholders’ equity	$971,915	$851,411

Source: Catalyst Pharmaceuticals, Inc.

Contact information:

Investor Contact

Mary Coleman, Catalyst Pharmaceuticals, Inc.

(305) 420-3200

IR@catalystpharma.com

Media Contact

David Schull, Russo Partners

(858) 717-2310

david.schull@russopartnersllc.com